Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 gives pro forma effect to the Acquisition (as defined in Note 1 to these unaudited pro forma condensed consolidated financial statements) as if it had occurred on such date. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2009 gives pro forma effect to the Acquisition as if it had occurred on January 1, 2009. The unaudited condensed pro forma consolidated balance sheet and consolidated statements of operations are based on the historical financial statements of Great American Group, LLC as of and for the six months ended June 30, 2009.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Acquisition for the purpose of providing information that is necessary to understanding of Great American Group, Inc. (the “Company”) giving effect to the consummation of the Acquisition.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the Company’s actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

The Acquisition will be accounted for as a reverse merger accompanied by a recapitalization of the Company. Under this accounting method, Great American Group, LLC is considered the acquirer for accounting purposes because it has obtained effective control of the Company and Alternative Asset Management Corp. (“AAMAC”) as a result of the Acquisition. This determination was primarily based on the fact that as a result of the Acquisition, the former shareholders of AAMAC have an approximate 63% voting interest in the Company and the former members of Great American Group, LLC have an approximate 37% voting interest in the Company as of July 31, 2009. The determination was also based on the following facts: the former members of Great American Group, LLC retained a significant minority voting interest in the Company; the former members of Great American Group, LLC members appointed a majority of the Company’s initial board of directors; Great American Group, LLC’s operations comprise the ongoing operations of the Company; and Great American Group, LLC’s senior management serves as the senior management of the Company. Under this method of accounting, the recognition and measurement provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141R, “Business Combinations” (“SFAS 141R”) do not apply and therefore, the Company will not recognize any goodwill or other intangible assets based upon fair value or related amortization expense associated with amortizable intangible assets. Instead, the transaction utilizes the capital structure of the Company with AAMAC surviving as a subsidiary and the assets and liabilities of Great American Group, LLC are recorded at historical cost.

This information should be read together with the unaudited condensed consolidated financial statements of Great American Group, LLC as of and for the period ended June 30, 2009 included as an exhibit to the Current Report on Form 8-K to which these unaudited pro forma condensed consolidated financial statements are an exhibit and the consolidated financial statements of Great American Group, LLC and the notes thereto, the financial statements of AAMAC and the notes thereto, the balance sheet of the Company and the notes thereto, “Great American’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “AAMAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included in the Company’s Registration Statement on Form S-4, declared effective by the Securities and Exchange Commission (“SEC”) on July 17, 2009.

Great American Group, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2009

(Dollars in thousands)

	Historical Great American Group, LLC	Pro Forma Adjustments		Great American Group, Inc. Pro Forma
Assets
Current assets:
Cash and cash equivalents	$34,721	$82,825	A	$44,811
		(31,878)	B
		(4,383)	C
		(10,476)	D
		(2,985)	E
		(23,013)	F
Restricted cash	7,227	23,013	F	30,240
Accounts receivable, net and advances against customer contracts	8,078	—		8,078
Goods held for sale or auction	16,624	—		16,624
Prepaid expenses and other current assets	4,903	(4,054)	H	849
Deferred tax asset - current	—	481	I	481

Total current assets	71,553	29,530		101,083

Property and equipment, net	1,134	—		1,134
Goodwill and intangible assets, net	6,151	—		6,151
Other assets	622	—		622

Total assets	$79,460	$29,530		$108,990

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$15,417	$—		$15,417
Accrued compensation plans	12,839	(12,839)	G	—
Auction and liquidation proceeds payable	2,868			2,868
Mandatorily redeemable noncontrolling interests	2,415			2,415
Warrant redemption liability	—	23,013	F	23,013
Note payable and current portion of long-term debt	12,405	—		12,405

Total current liabilities	45,944	10,174		56,118

Long-term debt, net of current portion	3,136	(2,985)	E	151
Note payable - Great American Members and Phantom Equityholders		55,617	C	55,617
Deferred tax liability - non-current	—	564	I	564

Total liabilities	49,080	63,370		112,450

Equity:
Deferred compensation	(1,111)	1,111	G	—
Common stock - Great American Group, Inc.	—	3	J	3
Additional paid-in capital	—	82,825	A	(3,463)
		(55,617)	C
		(4,383)	C
		(10,476)	D
		(4,054)	H
		12,839	G
		(23,013)	F
		(83)	I
		(1,111)	G
		(3)	J
		(387)	J
Members’ equity - GAG, LLC	31,491	(31,878)	B	—
		387	J
Retained earnings (Accumulated deficit)		—		—

Total stockholders’ equity (deficit)	30,380	(33,840)		(3,460)

Total liabilities and equity (deficit)	$79,460	$29,530		$108,990

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Great American Group, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2009

(Dollars in thousands, except per share amounts)

	Historical Great American Group, LLC	Pro Forma Adjustments		Great American Group, Inc. Pro Forma
Revenues:
Services and fees	$49,787	$—		$49,787
Sale of goods	7,141	—		7,141

Total revenues	56,928	—		56,928

Operating expenses:
Direct cost of services	7,748	—		7,748
Cost of goods sold	5,702	—		5,702
Selling, general and administrative expenses	18,838	(6,433)	G	16,013
		3,470	K
		138	L

Total operating expenses	32,288	(2,825)		29,463

Operating income	24,640	(2,825)		27,465
Other income (expense):
Interest income	8			8
Other income	(239)			(239)
Interest expense	(6,944)	58	E	(10,223)
		(3,337)	C

Income from continuing operations before income taxes	17,465	(454)		17,011
Provision for income taxes	—	6,696	M	6,696

Net income from continuing operations	$17,465	$(7,150)		$10,315

Weighted average shares outstanding - Basic and diluted				29,906	N
Earnings per share - Basic and diluted				$0.34

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Condensed Pro Forma Consolidated Financial Statements

1. Description of the Acquisition and Basis of Presentation

The Acquisition

On July 31, 2009, pursuant to the terms of an Agreement and Plan of Reorganization, dated as of May 14, 2009 and as subsequently amended (the “Purchase Agreement”), by and among Alternative Asset Management Acquisition Corp. (“AAMAC”), a Delaware corporation, Great American Group, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of AAMAC (the “Company”), AAMAC Merger Sub, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Great American Group, LLC (“GAG, LLC”), the members of GAG, LLC (the “GAG, LLC Members”) and the representative of the GAG, LLC Members, the GAG, LLC Members contributed all of the membership interests of GAG, LLC to the Company (the “Contribution”) and Merger Sub merged with and into AAMAC with AAMAC surviving as a wholly-owned subsidiary of the Company (the “Merger” and, collectively with the Contribution, the “Acquisition”). In connection with the Merger, AAMAC common stock and warrants were exchanged for common stock and warrants of the Company. Following the Acquisition, AAMAC and GAG, LLC became wholly-owned subsidiaries of the Company. In connection with the Acquisition, the Company’s common stock and warrants were listed on the OTC Bulletin Board under the symbols “GAMR” and “GAMRW”. Upon the consummation of the Acquisition, the common stock, warrants and units of AAMAC ceased trading on the NYSE Amex.

The Company acquired all of the outstanding membership interests of GAG, LLC in exchange for $4.4 million in cash, the issuance of a $55.6 million note payable (interest payable quarterly at 12% beginning October 31, 2009 and principal payments due annually in five equal installments) and 10,560,000 shares of common stock of the Company. In addition, under the terms of the Purchase Agreement, certain members of GAG, LLC senior management (the “Phantom Equityholders” and, together with the GAG, LLC Members, the “Contribution Consideration Recipients”) who participate in GAG, LLC’s deferred compensation plan, and the GAG, LLC Members are eligible to receive up to 6,000,000 shares of Company common stock upon GAG, LLC’s achievement of certain Adjusted EBITDA targets as set forth in the Purchase Agreement. The closing share consideration and contingent share consideration received by the Phantom Equityholders are subject to certain future service requirements. Contingent consideration paid or issued to Phantom Equityholders will be recognized as compensation expense subsequent to the Acquisition. In addition to the share consideration issued to the GAG, LLC Members, 1,440,000 shares of restricted stock are issuable to the Phantom Equityholders, which shares that vest based on service conditions; 50% in six months, 25% in twelve months and the remaining 25% in eighteen months from the closing date.

Stockholders of AAMAC received 2.0 shares of Company common stock for each outstanding share of AAMAC common stock that they held at the effective time of the Acquisition. Accordingly, in the accompanying unaudited condensed combined pro forma financial statements, all AAMAC common stock outstanding prior to the close of the Acquisition has been adjusted to reflect the impact of the exchange ratio described above.

The following table sets forth the number of shares outstanding immediately following the consummation of the Acquisition and the relative percentage ownership interests in the Company:

(In thousands)
Number of shares:
Great American Group, LLC Members	10,560	35.3%
AAMAC Stockholders (1)	19,346	64.7%

Total shares	29,906	100.0%

(1)	The shares and the percent include 1,000,000 shares held by the founders of AAMAC which are subject to voting restrictions and therefore, are not included in the calculation of voting interests.

The Acquisition also provides for the issuance of 1,440,000 shares of common stock of the Company to the Phantom Equityholders pursuant vesting provisions set forth in the Purchase Agreement and 6,000,000 additional shares of common stock of the Company to the Contribution Consideration Recipients (the “Contingent Stock Consideration”) upon GAG, LLC’s achievement of the Adjusted EBITDA targets described in the Purchase Agreement.

Additionally, the Company will retain in an escrow account 2,500,000 of the shares issued at closing, of which, 1,500,000 are GAG, LLC Member and Phantom Equityholder shares held to satisfy any working capital shortfalls (1,320,000 of which are held to also satisfy any inventory shortfall) and 1,000,000 are AAMAC founder shares, which will be released from escrow and issued or forfeited depending on the achievement of the Adjusted EBITDA targets set forth in the Purchase Agreement.

The Purchase Agreement contains an adjustment to the purchase consideration transferred to the extent that the final net working capital of GAG, LLC, as calculated pursuant to the terms of the Purchase Agreement, is less than or greater than $6.0 million at closing. If the final net working of Great American is greater than $6.0 million, the excess amount shall be paid in cash to the Great American Members. If the final net working capital of GAG, LLC is less than $6.0 million, the number of shares issuable to the Contribution Consideration Recipients will be reduced by the amount equal to the shortfall divided by the agreed upon share price of $9.84 per share, solely in the form of the closing shares held in escrow. At closing $18.8 million of cash was paid to the GAG, LLC Members.

The pro forma distribution of working capital as of June 30, 2009 have been calculated as follows:

(Dollars in thousands, except per share amounts)
Working capital, as reported:
Total current assets	$71,553
Total current liabilities	(45,944)

Working capital	25,609
Reconciling items to working capital, as reported:
less: cash distributed to GAG, LLC Members at closing	(18,815)
less: cash estimated to be distributed to GAG, LLC Members upon settlement of the final working capital calculation in accordance with the Purchase Agreement	(13,063)
less: loan repayment	(2,985)
add: mandatorily redeemable noncontrolling interests	2,415
add: accrued compensation plans	12,839

Total reconciling items	(19,609)
Reconciliation to escrow shares:
Adjusted working capital deficit	6,000
Working capital benchmark	6,000

Working capital shortfall	$—
Value per escrow share	$9.84
Escrow shares returned to the Company	—

In connection with the consummation of the Acquisition, AAMAC amended the terms of the warrant agreement governing the warrants exercisable for shares of its common stock in order to (a) require the redemption of all of the issued and outstanding warrants, including the warrants issued to the sponsors of AAMAC, at a price of $0.50 per warrant at any time on or prior to the 90th day following the Acquisition (the “Warrant Redemption”), (b) delay the commencement of the exercisability of the warrants from immediately following the Acquisition to the 91st day following the consummation of the Acquisition and (c) preclude any adjustment of the warrants as a result of the Acquisition.

In connection with the consummation of the Acquisition, funds from the trust account were used for the conversion of 11,835,425 shares of AAMAC common stock, representing 28.59% of the shares sold in AAMAC’s initial public offering, into a pro rata portion of the funds in the AAMAC trust account at the trust value of approximately $9.85 per share which totaled approximately $116.6 million. In addition, funds from the trust account were used to purchase 21,141,262 shares of AAMAC under stock purchase agreements at an average price of $9.85 per share plus fees of $0.5 million for a total of $208.8 million.

As soon as practicable and legally permissible and within 90 days following the consummation of the Acquisition, the Company intends to consummate an offer to exchange all outstanding warrants of the Company for warrants with an exercise price greater than the current exercise price of $7.50 but in no event less than the trading price of the Company common stock on the date the exchange offer commences and an exercise period ending after the current exercise period which ends on July 31, 2012. During such 90-day period and while the exchange offer is open, warrantholders will have the option to either participate in the exchange offer or not participate in the exchange offer and have their existing warrants redeemed pursuant to the Warrant Redemption. If the exchange offer is consummated and all warrantholders decide to participate, there will be an additional 46,025,000 shares of Company common stock issuable upon the exercise of such new warrants.

Basis of Presentation

The unaudited condensed pro forma financial statements have been prepared based on GAG, LLC’s historical financial information giving effect to accounting for the Acquisition as a reverse merger accompanied by a recapitalization of GAG, LLC. GAG, LLC is considered to be the acquirer for accounting purposes because it obtained effective control of AAMAC as a result of the Acquisition. The determination was primarily based on GAG, LLC comprising the ongoing operations of the combined entity, GAG, LLC’s senior management serving as the senior management of the Company, GAG, LLC’s former equity members retaining a significant minority voting interest in the Company and GAG, LLC’s former equity members’ appointment of a majority of the Company’s initial board of directors. However, because AAMAC, the legal acquiree, does not meet the definition of a “business” provided in SFAS 141R, the recognition and measurement provisions of SFAS 141R do not apply. The share exchange transaction utilizes the capital structure of AAMAC and the assets and liabilities of GAG, LLC are recorded at historical cost. Although GAG, LLC will be deemed to be the acquiring company for accounting and financial reporting purposes, as a result of Merger Sub’s merger with and into AAMAC, the Company is the parent entity of both AAMAC and GAG, LLC. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited condensed combined pro forma financial statements are not necessarily indicative of the results of operations that would have been achieved had the Acquisition actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

2. Pro Forma Adjustments and Assumptions

A)	Reflects the net proceeds of $82.8 million the Company received from AAMAC upon closing the Acquisition. The $82.8 million is comprised of $407.8 million of cash held in AAMAC’s trust account less the disbursement of funds at closing as follows: $116.6 million to stockholders who voted against the transaction and elected to convert their shares into a pro rata portion of the AAMAC trust account (approximately $9.85 per share) and $208.8 million to third parties who entered into stock purchase agreements with AAMAC pursuant to which AAMAC agreed to purchase such parties’ AAMAC shares in connection with the Acquisition and such third parties agreed to give AAMAC’s management proxies to vote such shares in favor of the Acquisition. The remaining $82.4 million in AAMAC’s trust account and $0.4 million of AAMAC’s operating funds (for a total of $82.8 million) were received by the Company upon consummation of the Acquisition.

B)	Reflects the payout of GAG, LLC’s available cash and cash equivalents (unrestricted cash) to the GAG, LLC Members in the amount of $31.9 million and the cash component of the purchase consideration in the amount of $4.4 million after the repayment of the outstanding loans in the amount of $3.0 million. The actual amount of the cash payout to GAG, LLC Members is subject to change based on the changes in working capital at closing.

C)	Represents the $4.4 million cash and $55.6 million note payable components of the purchase price for the membership interests of GAG, LLC. Of the $4.4 million cash and $55.6 million note payable components of the purchase price, approximately $9.3 million will be paid to the Phantom Equityholders. As the $11.7 million carrying value of the deferred compensation plan’s liability at June 30, 2009 exceeds the settlement payout by $2.4 million, the Company will recognize a credit to compensation expense at the closing of the Acquisition. No pro forma adjustment has been reflected in the condensed pro forma consolidated statements of operations since the adjustment is not expected to have a continuing impact on the Company’s combined results. Related interest expense calculated at the note rate of 12% per annum of $3.3 million for the six months ended June 30, 2009 has been reflected in the respective pro form statement of operations.

D)	Reflects the payment of $10.5 million related to expenses and certain investment banking fees associated with the transaction.

E)	Reflects GAG, LLC’s repayment of loans in the amount of $3.0 million to former GAG, LLC equity holders. Related interest expense of $58,000 for the six months ended June 30, 2009 has also been eliminated.

F)	Reflects the recognition of the Warrant Redemption liability in the amount of $23.0 million (46,025,000 warrants at $0.50 per warrant) which are subject to redemption within 90 days of the closing date and the deposit of funds in a restricted cash account with the transfer agent.

G)	Reflects the pro forma adjustment to eliminate the historical GAG, LLC deferred compensation plan liability of $11.7 million as described in C) above and the elimination of the $1.1 million liability for the employment agreements for the two GAG, LLC Members, which is recorded as deferred compensation within equity in the historical GAG, LLC consolidated financial statements, as a result of their modification. The expense related to the deferred compensation plan reported for the six months ended June 30, 2009 in the amount of $6.4 million has also been eliminated.

H)	To eliminate certain direct transaction related expenses capitalized as an element of prepaid expenses.

I)	Reflects the recognition of deferred tax assets and liabilities at June 30, 2009 for book-tax differences related to goods held for sale of auction, accruals, and intangible assets based on a statutory tax rate of 39.4%.

J)	Reflects the issuance of 2.00 shares of common stock of the Company for every share of AAMAC’s common stock outstanding immediately prior to the effective time in connection with the consummation of the Acquisition.

K)	Represents compensation expense related to the issuance of 1,440,000 shares related to the elimination of GAG, LLC’s deferred compensation plan. As the shares vest 50% in six months, 25% in twelve months and the remaining 25% in eighteen months from the closing date, compensation expense of approximately $3.5 million has been recorded for the six months ended June 30, 2009 using an adjusted closing share price of $4.82 for AAMAC’s common stock.

L)	Reflects the impact of four employment agreements executed in connection with the transaction. Compensation provisions in the agreements exceed historical compensation for these four employees as follows:

(Dollars in thousands)	Six months ended June 30, 2009
Compensation under new employment agreements	$900
Historical compensation expense	762

Increase in compensation expense	$138

M)	Reflects the pro forma adjustment for the income tax provision of $6.7 million for the six months ended June 30, 2009 based on the tax impact of the calculated using the statutory tax rate of 39.4% on the consolidated pro forma income from continuing operations.

N)	Pro forma earnings per share (EPS), basic and diluted, are based on the weighted average number of shares of common stock. Earnings per share is computed by dividing income by the weighted-average number of shares of common stock outstanding during the period. The effect of the approximately 1,440,000 restricted shares available for issuance to Phantom Equityholders has been calculated based on the treasury stock method and has been determined to be antidilutive for the six months ended June 30, 2009.

Number of Shares
AAMAC Public Shares outstanding prior to the Acquisition	41,400,000
AAMAC founder shares (1)	2,500,000

Total AAMAC shares outstanding prior to the Acquisition	43,900,000
AAMAC shares converted to a pro rata share portion of AAMAC’s trust account (2)	(11,835,425)
AAMAC shares purchased pursuant to stock purchase agreements (3)	(21,141,262)

Total AAMAC shares outstanding immediately prior to the effective time of the Acquisition	10,923,313
Share exchange ratio (2.00 to 1)	2x

Common shares issued in connection with the Acquisition	21,846,626
Common shares issued as purchase consideration to GAG, LLC Members	10,560,000
Common shares forfeited by AAMAC founders in accordance with Letter Agreement	(2,500,000)

Total common shares outstanding at closing, July 31, 2009	29,906,626

(1)	Reflects the cancellation of 7,850,000 shares held by the founders of AAMAC immediately prior to the consummation of the Acquisition.

(2)	Reflects the 11,835,425 AAMAC shares, representing 28.59% of the shares sold in AAMAC’s initial public offering, that were converted into a pro rata portion of the funds in the AAMAC trust account in connection with the consummation of the Acquisition.

(3)	Prior to AAMAC’s stockholder meeting on July 31, 2009, AAMAC entered into stock purchase agreements with several third parties pursuant to which AAMAC agreed to purchase such parties’ AAMAC shares in connection with the Acquisition and such parties agreed to give AAMAC’s management proxies to vote their AAMAC shares in favor of the Acquisition.